                                                                   Exh 99.(G)(2)

                               CENDANT CORPORATION
                       FINANCIAL STATEMENTS AND FOOTNOTES
                         FOR THE QUARTERLY PERIOD ENDED
                                 MARCH 31, 1999

                      Cendant Corporation and Subsidiaries

                                      Index

                                                                        Page No.
                                                                        --------

Financial Statements

Consolidated Statements of Income - Three Months Ended
March 31, 1999 and 1998                                                    1

Consolidated Balance Sheets - March 31, 1999 and December 31, 1998         2

Consolidated Statements of Cash Flows - Three Months Ended
March 31, 1999 and 1998                                                    4

                      Cendant Corporation and Subsidiaries
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In millions, except per share data)

                                                                Three Months Ended
                                                                      March 31,
                                                              ----------------------
                                                                 1999         1998
                                                              ---------    ---------
Revenues
  Membership and service fees, net                            $ 1,247.9    $ 1,048.8
  Fleet leasing (net of depreciation and interest
   costs of $326.4 and $311.6)                                     18.6         19.9
  Other                                                            38.4         51.2
                                                              ---------    ---------
Net revenues                                                    1,304.9      1,119.9
                                                              ---------    ---------

Expenses
  Operating                                                       432.4        311.6
  Marketing and reservation                                       262.2        264.8
  General and administrative                                      160.6        142.1
  Depreciation and amortization                                    91.0         63.6
  Other charges
   Termination of proposed acquisition                              7.0           --
   Investigation-related costs                                      1.7           --
   Merger-related costs and other unusual charges (credits)        (1.3)         3.1
  Interest, net                                                    48.3         18.9
                                                              ---------    ---------
Total expenses                                                  1,001.9        804.1
                                                              ---------    ---------

Income from continuing operations before income taxes and
  minority interest                                               303.0        315.8
Provision for income taxes                                        106.5        114.6
Minority interest, net of tax                                      15.1          4.9
                                                              ---------    ---------
Income from continuing operations                                 181.4        196.3
Loss from discontinued operations, net of tax                     (12.1)       (23.4)
Gain on sale of discontinued operations, net of tax               192.7           --
                                                              ---------    ---------
Net income                                                    $   362.0    $   172.9
                                                              =========    =========

Income (loss) per share
  Basic
   Income from continuing operations                          $    0.23    $    0.23
   Loss from discontinued operations                              (0.02)       (0.02)
   Gain on sale of discontinued operations                         0.24           --
                                                              ---------    ---------
   Net income                                                 $    0.45    $    0.21
                                                              =========    =========

  Diluted
   Income from continuing operations                          $    0.22    $    0.22
   Loss from discontinued operations                              (0.01)       (0.02)
   Gain on sale of discontinued operations                         0.22           --
                                                              ---------    ---------
   Net income                                                 $    0.43    $    0.20
                                                              =========    =========


          See accompanying notes to consolidated financial statements.

                      Cendant Corporation and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)

                                                      March 31,    December 31,
                                                         1999          1998
                                                     -----------   ------------
Assets
Current assets
  Cash and cash equivalents                          $     520.7   $   1,007.1
  Receivables, net                                       1,600.8       1,490.5
  Deferred membership commission costs                     252.5         253.0
  Deferred income taxes                                    302.7         460.6
  Other current assets                                     874.5         898.7
  Net assets of discontinued operations                     61.8         462.5
                                                     -----------   -----------

Total current assets                                     3,613.0       4,572.4
                                                     -----------   -----------

  Property and equipment, net                            1,399.9       1,420.3
  Franchise agreements, net                              1,353.4       1,363.2
  Goodwill, net                                          3,874.7       3,911.0
  Other intangibles, net                                   734.2         743.5
  Other assets                                             698.4         679.8
                                                     -----------   -----------

Total assets exclusive of assets under programs         11,673.6      12,690.2
                                                     -----------   -----------

Assets under management and mortgage programs
  Net investment in leases and leased vehicles           3,873.5       3,801.1
  Relocation receivables                                   620.9         659.1
  Mortgage loans held for sale                           1,955.6       2,416.0
  Mortgage servicing rights                                743.5         635.7
                                                     -----------   -----------

                                                         7,193.5       7,511.9
                                                     -----------   -----------

Total assets                                         $  18,867.1   $  20,202.1
                                                     ===========   ===========

          See accompanying notes to consolidated financial statements.

                      Cendant Corporation and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                        (In millions, except share data)

                                                                    March 31,    December 31,
                                                                       1999          1998
                                                                    ---------    ------------
Liabilities and shareholders' equity
Current liabilities
  Accounts payable and other current liabilities                    $ 1,585.2      $ 1,502.6
  Deferred income                                                     1,342.1        1,354.2
                                                                    ---------      ---------

Total current liabilities                                             2,927.3        2,856.8
                                                                    ---------      ---------

  Deferred income                                                       234.7          233.9
  Long-term debt                                                      3,357.7        3,362.9
  Deferred income taxes                                                  38.2           77.4
  Other non-current liabilities                                          86.4          125.6
                                                                    ---------      ---------

Total liabilities exclusive of liabilities under programs             6,644.3        6,656.6
                                                                    ---------      ---------

Liabilities under management and mortgage programs
  Debt                                                                6,327.3        6,896.8
                                                                    ---------      ---------
  Deferred income taxes                                                 328.6          341.0
                                                                    ---------      ---------

Mandatorily redeemable preferred securities issued by subsidiary      1,473.5        1,472.1

Commitments and contingencies (Note 8)

Shareholders' equity
  Preferred stock, $.01 par value - authorized 10 million shares;
   none issued and outstanding                                             --             --
  Common stock, $.01 par value - authorized 2 billion shares;
   issued 863,046,029 and 860,551,783 shares                              8.6            8.6
  Additional paid-in capital                                          3,960.3        3,863.4
  Retained earnings                                                   1,842.2        1,480.2
  Accumulated other comprehensive loss                                 (120.2)         (49.4)
  Treasury stock, at cost, 85,302,899 and 27,270,708 shares          (1,597.5)        (467.2)
                                                                    ---------      ---------

Total shareholders' equity                                            4,093.4        4,835.6
                                                                    ---------      ---------

Total liabilities and shareholders' equity                          $18,867.1      $20,202.1
                                                                    =========      =========

          See accompanying notes to consolidated financial statements.

                      Cendant Corporation and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)

                                                                                Three Months Ended
                                                                                     March 31,
                                                                               --------------------
                                                                                 1999        1998
                                                                               --------    --------
Operating Activities
Net income                                                                     $  362.0    $  172.9
Adjustments to reconcile net income to net cash
   provided by operating activities from continuing operations:
Loss from discontinued operations, net of tax                                      12.1        23.4
Gain on sale of discontinued operations, net of tax                              (192.7)         --
Depreciation and amortization                                                      91.0        63.6
Payments of merger-related costs and other unusual
  charge liabilities                                                               (5.4)      (97.0)
Other, net                                                                       (127.9)     (147.6)
                                                                               --------    --------
Net cash provided by continuing operations exclusive of
  management and mortgage programs                                                139.1        15.3
                                                                               --------    --------

Management and mortgage programs:
  Depreciation and amortization                                                   312.4       278.5
  Origination of mortgage loans                                                (6,819.0)   (4,779.3)
  Proceeds on sale and payments from mortgage loans
   held for sale                                                                7,279.4     4,619.9
                                                                               --------    --------
                                                                                  772.8       119.1
                                                                               --------    --------
Net cash provided by operating activities of
  continuing operations                                                           911.9       134.4
                                                                               --------    --------

Investing Activities
Property and equipment additions                                                  (62.6)      (58.3)
Investments                                                                          --      (139.2)
Net assets acquired (net of cash acquired) and
  acquisition-related payments                                                    (64.3)     (943.2)
Net proceeds from sale of subsidiary                                              800.0          --
Other, net                                                                         41.9        38.8
                                                                               --------    --------

Net cash provided by (used in) investing activities of continuing
  operations exclusive of management and mortgage programs                        715.0    (1,101.9)
                                                                               --------    --------

Management and mortgage programs:
  Investment in leases and leased vehicles                                       (560.8)     (626.2)
  Proceeds from disposal of leases and leased vehicles                            132.6       222.0
  Proceeds from sales and transfers of leases and leased vehicles
    to third parties                                                               44.6        27.3
  Equity advances on homes under management                                    (1,461.9)   (1,436.8)
  Repayment on advances on homes under management                               1,501.5     1,564.5
  Additions to mortgage servicing rights                                         (183.4)     (109.5)
  Proceeds from sales of mortgage servicing rights                                 56.6        39.9
                                                                               --------    --------
                                                                                 (470.8)     (318.8)
                                                                               --------    --------

Net cash provided by (used in) investing activities of continuing operations      244.2    (1,420.7)
                                                                               --------    --------

          See accompanying notes to consolidated financial statements.

                      Cendant Corporation and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                                  (In millions)

                                                              Three Months Ended
                                                                  March 31,
                                                           ------------------------
                                                              1999          1998
                                                           ----------    ----------
Financing Activities
Principal payments on borrowings                           $     (9.0)   $   (205.1)
Issuance of common stock                                         29.9         144.2
Purchases of common stock                                    (1,141.7)           --
Proceeds from mandatorily redeemable preferred
  securities issued by subsidiary, net                             --       1,446.7
                                                           ----------    ----------

Net cash (used in) provided by financing activities
  of continuing operations exclusive of management
  and mortgage programs                                      (1,120.8)      1,385.8
                                                           ----------    ----------

Management and mortgage programs:
  Proceeds from debt issuance or borrowings                   1,830.5         983.8
  Principal payments on borrowings                           (2,101.8)       (449.1)
  Net change in short-term borrowings                          (299.1)       (340.4)
                                                           ----------    ----------

                                                               (570.4)        194.3
                                                           ----------    ----------
Net cash (used in) provided by financing activities of
  continuing operations                                      (1,691.2)      1,580.1
                                                           ----------    ----------

Effect of changes in exchange rates on cash and cash
  equivalents                                                    22.8         (24.3)

Cash provided by (used in) discontinued operations               25.9        (184.6)
                                                           ----------    ----------

Net (decrease) increase in cash and cash equivalents           (486.4)         84.9

Cash and cash equivalents, beginning of period                1,007.1          65.3
                                                           ----------    ----------

Cash and cash equivalents, end of period                   $    520.7    $    150.2
                                                           ==========    ==========

          See accompanying notes to consolidated financial statements.